                                                                    EXHIBIT 4.2

                             SUBSCRIPTION AGREEMENT
                           __________________________

                        NORTHERN AUTOMOTIVE CORPORATION
                           __________________________


                                                                   June 22, 1996

Northern Automotive Corporation
645 E. Missouri Avenue
Suite 400
Phoenix, AZ  85012

Dear Sir or Madam:

     1.   Subscription.  The undersigned hereby purchases such number of shares
          ------------
(the "Shares") of common stock, $10.00 par value per share (the "Common Stock") of Northern Automotive Corporation (the "Company") as shall result in the
issuance of           shares of Common Stock of CSK Auto, Inc. ("CSK") upon
           -----------
consummation of the merger ("Merger") contemplated in the Draft Registration Statement (defined in Paragraph 2(b) below) and is paying therefore by delivery of a promissory note (the "Note"), the form of which is attached hereto as
Exhibit A, in the original principal amount of $            (which is equal to
                                                -----------
$12.75 per share of CSK to be issued in exchange for the Shares pursuant to the Merger) due on the earlier of 120 days from the date hereof and the day prior to the effective date of the Company's initial public offering.

     2.   Representations and Warranties of the Subscriber. The undersigned
          ------------------------------------------------
acknowledges, represents, warrants and agrees as follows:

          (a) Evaluation of Risks.  The undersigned has such knowledge and
              -------------------
experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting his or her interests in connection with this transaction. The undersigned recognizes that his or her investment in the Company involves a high degree of risk.

          (b) Due Diligence.  The undersigned has received a copy of a June 21
              -------------
draft registration statement to be used in connection with the Company's initial public offering (the "Draft Registration Statement"), has carefully reviewed such document and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents.

          (c) No Distribution.  The undersigned is acquiring the Shares for his
              ---------------
or her own account for investment and not with a view to or for resale in connection with any distribution of the Shares. Except as provided herein, it has not offered or sold any portion of the Shares and has no present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

          (d) No Registration.  The undersigned understands that the sale of the
              ---------------
Shares has not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon an exemption therefrom.

          (e) Additional Transfer Restrictions.  The undersigned understands and
              --------------------------------
agrees, that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Securities:

          (i) The following legend reflecting all applicable restrictions will be placed on any certificate(s) evidencing the Shares (and a similar legend will be placed on any certificate issued pursuant to the Merger) and the undersigned must comply with the terms and conditions set forth in such legends prior to any resales, pledges, hypothecations or other transfers of the Securities:

     "The securities represented by this certificate have not been registered and may not be transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel reasonably concurred in by counsel for Northern Automotive Corporation (the "Company") stating that the proposed transfer of the Company's securities is exempt from or not subject to the registration provisions of all applicable federal and state laws; or (B) said securities have been registered pursuant to the Securities Act of 1933, as amended."

          (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

          (f) Ownership Restrictions.  Notwithstanding anything herein to the
              ----------------------
contrary, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the three year period from the date hereof (the "Restricted Period"); provided, however, that such restrictions shall be removed
                      --------  -------
with respect to one-third of the Shares on each of the first two anniversaries of their issuance. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

          All certificates issued evidencing the Shares shall bear the following legend in addition to that set forth in paragraph (e) above:

                 "The shares of stock represented by this certificate are subject to the provisions of a certain Subscription Agreement dated June 22, 1996, and any transfer or encumbrance of the shares is subject to the restrictions contained in such Subscription Agreement, a copy of which (including any amendments thereto) is on file at the principal office of the Company."

          Upon the request of the undersigned, the Company will arrange for the removal of such legend with respect to such number of shares as to which the restriction is removed pursuant to Paragraph 2(f) above.

          (g) IN MAKING AN INVESTMENT DECISION EACH PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DRAFT REGISTRATION STATEMENT.

          (h) THE SECURITIES MAY NOT BE OFFERED, TRANSFERRED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR ANY OTHER APPLICABLE EXEMPTION THEREFROM. THE UNDERSIGNED IS AWARE THAT THE EXEMPTION PROVIDED BY RULE 144 WILL NOT BE AVAILABLE UNTIL TWO YEARS FROM THE DATE THE
NOTE IS PAID IN FULL AND THEN ONLY IF THE OTHER REQUIREMENTS OF RULE 144 ARE THEN COMPLIED WITH. THE UNDERSIGNED IS FURTHER AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     3.   Representations and Warranties of the Company.  The Company
          ---------------------------------------------
acknowledges, represents, warrants and that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation or Bylaws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

     4.   Miscellaneous.
          -------------

          (a) The undersigned agrees not to transfer or assign this Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with all applicable laws and the terms hereof.

          (b) This Agreement constitutes the entire agreement between the undersigned and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by both of them.

          (c) This Agreement shall be enforced, and construed in accordance with the laws of the State of Arizona.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement this 22nd day of June 1996.



                                                 -------------------------------
                                                                          [Name]

SUBSCRIPTION ACCEPTED:
NORTHERN AUTOMOTIVE CORPORATION


By:_______________________

                                                                 EXHIBIT A

                                PROMISSORY NOTE
                                ---------------


$                                                       June 22, 1996
                                                             --

     For value received, the undersigned,
(the "Payor"), promises to pay to Northern Automotive Corporation (the "Payee"), at the business address of the Payee located at 645 E. Missouri Avenue, Phoenix, Arizona 85012, without interest, the principal sum of
($            ) on the earlier of (i) 120 days from the date of this Note, or
(ii) the day prior to the effective date of a merger of the Payee with and into
         --------------------------
CSK Auto, Inc. (as to which due date the Payor will be provided at least one
               -------------------------------------------------------------
day's prior notice).
- -------------------
     The parties acknowledge that upon the occurrence of an Event of Default by the Payor hereunder, the Payee shall have recourse to all the assets of the Payor.

     This Note is issued in payment for                     shares of
Common Stock of the Payee, in accordance with a subscription agreement by the Payor of even date herewith.

     Each of the following shall constitute an Event of Default hereunder:

     (a) a receiver, liquidator or trustee of the Payor or of any property of the Payor shall be appointed by court order; or any of the property of the Payor shall be sequestered by court order; or a petition shall be filed against the Payor under any bankruptcy, reorganization or insolvency law and shall not be dismissed within 60 days after such filing; or

     (b) the Payor shall file a petition in bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; or

     (c) the Payor shall make a formal or informal assignment for the benefit of its creditors or admit in writing its inability to pay its debts generally when they become due or shall consent to the appointment of a receiver, trustee or liquidator of the Payor or of all or any part of the property of the Payor; or

     (d) any material property of the Payor shall be levied upon, garnished, attached, or otherwise seized for the benefit of any creditor of the Payor or shall be foreclosed upon by any party having a security interest therein.

     Upon the occurrence of any such Event of Default, this Note shall, at the election of Payee, become immediately due and payable without further notice or demand, and the indebtedness evidenced by this Note shall immediately upon such declaration of an Event of Default become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

     If any one or more Events of Default shall occur and be continuing, Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable rights to the Payee of this Note. No right or remedy herein conferred upon the Payee of this
Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     Payor, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this note, and all other notices or demands otherwise required by law that the Payor may lawfully waive.

      Waiver by Payee of any default of the Payor hereunder shall not be deemed a waiver of the same default on another occasion or any other default of the Payor. Any failure of the Payee to exercise any right to call the principal and interest due or accelerate the payment of the principal and interest on this note, shall not preclude the Payee from any further exercise of such right in the event of the continuation of the default or other circumstances allowing such right or any subsequent default or circumstances.

     Payor agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by Payee in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of Payee hereunder, whether or not suit is brought.

      This note shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns, and the references herein to the Payor, shall include its successors and assigns, and the references herein to the Payee shall include any successors or assigns thereof as approved by the Payor.

          This note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought.

      This Note shall be governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.



                                                By:
                                                    ---------------------------

                                      -2-